EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Poverty Dignified, Inc. (the "Company") on Form 10-Q for the period ending May 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kevin Lowther, President and Chief Executive Officer, and I, George C. Critz, Vice-President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

July 11, 2015	By:	/s/ Kevin Lowther
Kevin Lowther
President and Chief Executive Officer

	By:	/s/ George C. Critz
George C. Critz
Vice-President and Chief Financial Officer